UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 4, 2016 (December 31, 2015)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	45-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067

(Address of Principal Executive Offices)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Acquisition of Priory Group No. 1 Limited

On December 31, 2015, Acadia Healthcare Company, Inc., a Delaware corporation (“Acadia”), and Whitewell UK Investments 1 Limited, a private limited company registered in England and an indirect wholly-owned subsidiary of Acadia (the “Purchaser”), entered into a Sale and Purchase Deed (the “Agreement”) with a number of subsidiaries indirectly held by certain funds managed and advised by Advent International Corporation named therein (collectively, the “Institutional Sellers”), Appleby Trust (Jersey) Limited, a private limited liability company incorporated in Jersey (“Trustee”), the management sellers named therein (the “Management Sellers,” and together with the Institutional Sellers and Trustee, collectively, the “Sellers”), pursuant to which, among other things, the Purchaser will acquire the entire issued share capital (the “Shares”) of Priory Group No. 1 Limited, a company incorporated in England and Wales (“Priory,” and together with Priory’s subsidiaries, collectively, the “Target Companies”). Priory is a leading provider of behavioral healthcare services in the United Kingdom (the “UK”), operating more than 300 facilities with approximately 7,200 beds focusing on the provision of mental healthcare, education and children’s services, adult care and elderly care. The purchase and sale of the Shares is referred to herein as the “Transaction.” The Agreement provides that the Transaction will close on February 16, 2016 (the “Closing”).

In accordance with the terms of the Agreement, at Closing (i) an aggregate of 5.363 million shares of Acadia common stock, $0.01 par value per share (“Common Stock”), will be issued to the Institutional Sellers, subject to adjustment as provided in the Agreement, and (ii) Acadia will pay aggregate cash consideration of approximately £1.275 billion (or approximately $1.887 billion), which includes approximately £925 million (or $1.369 billion) to be used to repay the outstanding balances of the debt facilities of the Target Companies.

Pursuant to the Agreement, Acadia has agreed to commence a public offering of Common Stock prior to Closing intended to raise net proceeds of at least £400 million to fund a portion of the cash consideration. Acadia has agreed to use reasonable endeavors to consummate the public offering on or prior to Closing. Subject to market conditions and in its sole discretion, Acadia has the right under the Agreement to sell additional shares of Common Stock in the public offering and to pay the net proceeds in excess of £400 million to the Institutional Sellers in lieu of issuing all or a portion of the 5.363 million shares of Common Stock issuable to the Institutional Sellers.

In the event that Acadia is unable to consummate a public offering of Common Stock to raise cash consideration at agreed upon levels, then Acadia shall, in its absolute discretion, be entitled to issue additional shares of Common Stock for no additional consideration to the Institutional Sellers at Closing such that the aggregate of the number of shares of Common Stock so issued, together with the 5.363 million shares issuable to the Institutional Sellers, all valued at the price at which shares are first issued to the public in the public offering, would be equal to approximately $337.5 million (or approximately £225 million). If Acadia fails to elect to issue such additional shares of Common Stock, the Institutional Sellers may elect to terminate the Agreement.

The Agreement contains certain customary warranties by the parties, including, without limitation, warranties about the authorization of the parties to enter into the Transaction and perform their obligations under the Agreement and, in the case of the Sellers, their ownership of the Shares. The Agreement does not provide either party with indemnification rights.

The Sellers have agreed, among other things, that, prior to the Closing, they shall (i) use reasonable endeavors to procure that no Target Company shall take certain identified actions without the prior written consent of the Purchaser; (ii) furnish certain required financial statements of the Target Companies and such other financial information as may be necessary in connection with the financing of the Transaction; (iii) assist Acadia with the preparation of customary offering documents and information memoranda and similar documents in connection with the financing of the Transaction, deliver (or cause its accountants to deliver) accountants’ comfort letters and consents of accountants for use of their reports in any required filings, provide customary authorization letters for Acadia’s financing transactions and cooperate with Acadia’s marketing efforts; and (iv) issue notices of redemption and procure bond payoff amounts with respect to Priory’s outstanding senior secured and senior unsecured bonds. The Purchaser and Acadia have agreed (i) to maintain in effect the Debt Commitment Letter (as defined below) and not to amend or modify the Debt Commitment Letter in any way that would impose new or additional conditions, prevent or delay Closing or adversely and materially impact the ability of the Purchaser to enforce its rights under the Debt Commitment Letter, and (ii) to satisfy all conditions under the Debt Commitment Letter within its control and, in the event such debt financing becomes unavailable, to obtain alternative debt financing. Acadia has also agreed not to take certain actions, such as equity issuances, payment of dividends, asset sales, and the incurrence of debt, subject to exceptions, until the earlier of Closing and termination of the Agreement.

Either party may terminate the Agreement if the UK Competition and Markets Authority makes or imposes any order, undertaking or obligation that prohibits Closing. The parties may also terminate the Agreement in certain circumstances if the other party is in breach of its obligations at Closing.

The foregoing description of the Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2 and incorporated herein by reference. The Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about Acadia, Priory or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement are made only for purposes of the Agreement and are made as of specific dates; are solely for the benefit of the parties to the Agreement; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the parties to the Agreement that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Acadia, Priory or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Debt Commitment Letter and Debt Financing

Acadia has received a commitment from Bank of America, N.A. (“Bank of America”) and Jefferies Finance LLC (“JF,” and together with Bank of America, the “Initial Lenders”) regarding financing a portion of the Transaction (the “Debt Financing”). Subject to the terms of a Commitment Letter with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Bank of America and JF (the “Debt Commitment Letter”) and as permitted under the terms of that certain Amended and Restated Credit Agreement dated as of December 31, 2012 (as amended to date) among Acadia Healthcare Company, Inc., the subsidiaries of Acadia party thereto, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer and the other parties thereto (as amended, modified or otherwise supplemented prior to the date hereof), each of Bank of America and JF has committed to provide, severally and not jointly (a) 50% and 50%, respectively, of an incremental senior secured term loan B facility in an aggregate principal amount of up to $955 million, subject to certain adjustments, and (b) 50% and 50%, respectively, of $390 million of senior unsecured increasing rate bridge loan facility, subject to certain adjustments. It is expected that Acadia will seek long-term debt financing in lieu of a portion or all of the drawings under such bridge loan facility, subject to market and other conditions. The obligation of the Initial Lenders to provide the Debt Financing in accordance with the Debt Commitment Letter is subject to certain customary conditions. While closing of the Transaction is not subject to financing or other conditions, there can be no assurance that the Debt Financing will be consummated prior to the Closing.

Third Amended and Restated Registration Rights Agreement

Concurrently with the execution of the Agreement, the Company entered into a Third Amended and Restated Registration Rights Agreement (the “New Registration Rights Agreement”) with the parties named therein. The New Registration Rights Agreement amends and replaces the existing Second Amended and Restated Registration Rights Agreement dated as of October 29, 2014, as amended (the “Existing Registration Rights Agreement”). Subject to certain limitations and effective as of the date hereof, the New Registration Rights Agreement amends the Existing Registration Rights Agreement to grant the Institutional Sellers certain “demand” registration rights for registered offerings and “piggyback” registration rights with respect to Acadia’s securities. All expenses incident to registrations are required to be borne by Acadia. The parties to the New Registration Rights Agreement have also agreed not to sell Acadia securities for a specified period of time.

The foregoing description of the New Registration Rights Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the New Registration Rights Agreement, which is filed as Exhibit 4 and incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, Acadia has entered into the Agreement pursuant to which it will issue 5.363 million shares of Common Stock, subject to adjustment as provided in the Agreement, to the Institutional Sellers as partial consideration for the Transaction. The issuance and sale of the shares of Common Stock is intended to be exempt from registration under Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

To the extent relevant, the information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2	Sale and Purchase Deed, dated as of December 31, 2015, by and among the Purchaser, the institutional sellers named therein, Appleby Trust (Jersey) Limited, the management sellers named therein, and Acadia*

4	Third Amended and Restated Registration Rights Agreement, dated as of December 31, 2015, by and among Acadia and each of the parties named therein

99	Press Release dated January 4, 2016

*	Schedules and exhibits to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Acadia hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements that address future events, occurrences or results. In some cases, forward-looking statements can be identified by terminology such as “may,” “might,” “will,” “would,” “should,” “could” or the negative thereof. Generally, the words “anticipate,” “believe,” “continue,” “expect,” “intend,” “estimate,” “project,” “plan” and similar expressions used in connection with any discussion of the Agreement, the Transaction, the Debt Commitment Letter, the Debt Financing, and the New Registration Rights Agreement identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from these forward-looking statements.

Acadia has based these forward-looking statements on its current expectations, assumptions, estimates and projections. Although Acadia believes that such expectations, assumptions, estimates and projections are reasonable, forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors, many of which are outside of Acadia’s control and could cause Acadia’s actual results, performance or achievements to differ materially and adversely from any results, performance or achievements expressed or implied by such forward-looking statements.

Given these risks and uncertainties, undue reliance should not be placed on these forward-looking statements. These forward-looking statements are made only as of the date of this Current Report on Form 8-K. Acadia does not undertake, and expressly disclaims, any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: January 4, 2016	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, Secretary and General Counsel

Exhibit Number	Description

2	Sale and Purchase Deed, dated as of December 31, 2015, by and among the Purchaser, the institutional sellers named therein, Appleby Trust (Jersey) Limited, the management sellers named therein, and Acadia*

4	Third Amended and Restated Registration Rights Agreement, dated as of December 31, 2015, by and among Acadia and each of the parties named therein

99	Press Release dated January 4, 2016

*	Schedules and exhibits to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Acadia hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.